UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2014

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)	Election of Director.

On October 27, 2014, the Board of Directors (the “Board”) of SunOpta Inc. (the “Company”), upon the recommendation of the Corporate Governance Committee of the Board (in its capacity as the Nominating Committee), increased the total number of directors on the Board from ten to eleven and appointed M. Shan Atkins to fill the vacancy created by the increase. Ms. Atkins will serve as a director for a term that expires at the close of the Company’s next annual meeting of shareholders. Ms. Atkins has not yet been appointed to serve on any of the committees of the Board, but she is expected to serve on the Audit Committee.

Ms. Atkins was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person and there are no transactions between Ms. Atkins and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Atkins will be compensated for her service on the Board on the same basis as each of the Company’s other non-employee directors. In addition to annual grants of options, directors who are not employees of the Company receive an annual cash retainer of C$36,000, as well as C$1,500 for each Board meeting attended in person, C$750 for participating in committee meetings and telephone meetings and C$1,500 for other fees such as travel days. These amounts are converted to U.S. dollars for U.S. resident directors based on the exchange rate on the day of payment. A more detailed description of compensation of directors of the Company was previously reported in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 17, 2014.

Ms. Atkins has been a Managing Director of Chetrum Capital LLC, a private investment firm, since 2001. From 1996 to 2001, Ms. Atkins held various positions with Sears Roebuck & Co., a major retailer, being promoted to Executive Vice President in 1999. Prior to joining Sears, Ms. Atkins spent 14 years at Bain & Company, Inc., an international management consulting firm, as a leader in Bain’s consumer and retail practice. Ms. Atkins began her career as a public accountant at what is now PricewaterhouseCoopers LLP, a major accounting firm, and has designations as a C.P.A., C.A. (Ontario) and C.P.A. (Illinois). Ms. Atkins holds a Bachelor of Commerce degree from Queen’s University in Kingston, Ontario, as well as a Master of Business Administration from Harvard University.

Ms. Atkins currently serves on the Boards of Spartan Nash Company (NASDAQ: SPTN), a national grocery wholesaler and retailer in the United States, Tim Horton’s, Inc. (TSX and NYSE: THI), a leading Canadian quick-serve restaurant operator, The Pep Boys - Manny, Moe & Jack (NYSE: PBY), a regional auto parts/service provider operating in six U.S. states and Puerto Rico, and Darden Restaurants, Inc. (NYSE: DRI), an owner and operator of more than 1,500 restaurants in North America. Ms. Atkins also serves as a director of a number of other private and not-for-profit organizations.

Ms. Atkins brings more than three decades of broad business experience to the Company, including development and execution of strategic plans for major retail organizations, deep expertise in finance and accounting, and extensive experience as a director of other publicly traded corporations in both the United States and Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Robert McKeracher
Robert McKeracher
Vice President, Chief Financial Officer

Date:	October 30, 2014